Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: July 29, 2019

Investors & Media:	Megan Rattigan	+1 312 861 6048

JBT Corporation Reports Second Quarter 2019 Results
Captures Continued Growth and Strong Margin Expansion
CHICAGO, July 29, 2019 - JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the second quarter of 2019.

“Our second quarter results reinforce JBT’s ability to create a more efficient and competitive organization, with continued growth and better than expected margin expansion,” said Tom Giacomini, Chairman, President, and Chief Executive Officer.

Second quarter 2019 revenue of $493.3 million was essentially flat year over year, consisting of 4 percent organic growth and 5 percent from acquisitions, offset by a 2 percent headwind from foreign exchange translation and a 6 percent decline attributable to the absence of the ASC 606 transition benefit recorded in the second quarter of 2018.

Operating income was $47.0 million in the second quarter of 2019, including restructuring expense of $4.3 million and M&A costs of $10.8 million. Net income for the period was $33.7 million. Adjusted EBITDA expanded 17 percent to $77.7 million, with a 230 basis point margin improvement to 15.8 percent.

FoodTech profitability benefited from a highly favorable mix and restructuring savings with operating profit margins of 14.9 percent in the second quarter of 2019, up from 13.1 percent in the second quarter of 2018. FoodTech adjusted EBITDA margins expanded from 17.0 percent in the second quarter of 2018 to 20.3 percent in the second quarter of 2019. AeroTech operating profit margins improved from 11.4 percent in the second quarter of 2018 to 11.9 percent in the second quarter of 2019. AeroTech adjusted EBITDA margins, expanded from 11.9 percent to 13.2 percent.

Diluted earnings per share from continuing operations was $1.06 for the second quarter of 2019 compared with $1.04 in the second quarter of 2018. Adjusted earnings per share was $1.42 compared with $1.27 in the year-ago period.

Orders and Backlog

Second quarter 2019 orders declined 12 percent from the year-ago period at both FoodTech and AeroTech. Backlog was flat compared with the second quarter of 2018.

"Record orders at FoodTech and AeroTech in second quarter of 2018 made for difficult year-over-year order comparisons,” said Brian Deck, Executive Vice President and Chief Financial Officer. "Additionally at FoodTech, commercial activity is not converting to orders as quickly as last year given customers' economic and trade uncertainty. Market conditions for AeroTech remain solid."

Restructuring Program

In the second quarter of 2019, JBT recorded restructuring charges of $4.3 million as part of the previously announced, companywide program to reshape operations.

“We are realizing benefits from our restructuring ahead of schedule with savings of $8 million in the period,” continued Deck. “We expect to achieve incremental savings of $26 million for full year 2019 toward our total program savings goal of $55 million in 2020.”
Acquisitions
“The two acquisitions we completed in June 2019 complement and enhance our customer solution portfolio,” added Giacomini. The addition of Proseal expands JBT's end-of-line packaging solutions with environmentally-friendly technology. Prime Equipment Group provides labor-saving automation and water saving technology to the poultry industry.
Outlook
“With the completion of the Proseal and Prime acquisitions, coupled with the strong second quarter performance, we have revised our guidance for full year 2019,” added Deck. For 2019, the Company continues to anticipate organic growth of 4 - 5 percent. Completed acquisitions are now expected to contribute growth of around 7 percent. Foreign exchange translation is now anticipated to be a 2 percent headwind. Reported revenue is expected to be up approximately 3 percent year over year, considering that 2018 results included revenue of $127 million associated with the transition to ASC 606.

JBT projects earnings per share from continuing operations in the range of $3.95 - $4.15 in 2019. On an adjusted basis, the Company has raised its guidance to $4.70 - $4.90.

For the third quarter of 2019, JBT projects revenue of $500 million - $510 million. The Company expects diluted earnings per share from continuing operations of $0.90 - $0.95 or $1.05 - $1.10 on an adjusted basis.

Second Quarter 2019 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. ET on Tuesday, July 30, 2019 to discuss second quarter financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 2119517 or through the link on our website at https://www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. ET on July 30, 2019.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 6,400 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$493.3	$491.3	$910.8	$900.5
Cost of sales	338.3	351.0	628.2	656.6

Gross profit	155.0	140.3	282.6	243.9
Gross profit %	31.4%	28.6%	31.0%	27.1%

Selling, general and administrative expense	103.7	89.6	195.4	174.6
Restructuring expense	4.3	8.5	10.2	21.2

Operating income	47.0	42.2	77.0	48.1
Operating income %	9.5%	8.6%	8.5%	5.3%

Pension expense, other than service cost	0.5	0.4	1.0	0.6
Net interest expense	4.2	3.4	7.5	7.1
Income from continuing operations before income taxes	42.3	38.4	68.5	40.4
Provision for income taxes	8.3	4.9	14.8	5.3
Income from continuing operations	34.0	33.5	53.7	35.1
Loss (gain) from discontinued operations, net of taxes	0.3	(0.1)	0.3	0.3
Net income	$33.7	$33.6	$53.4	$34.8

Basic earnings per share:
Income from continuing operations	$1.07	$1.05	$1.69	$1.10
Loss from discontinued operations	0.01	—	0.01	0.01
Net income	$1.06	$1.05	$1.68	$1.09

Diluted earnings per share:
Income from continuing operations	$1.06	$1.04	$1.68	$1.09
Loss from discontinued operations	0.01	—	0.01	0.01
Net income	$1.05	$1.04	$1.67	$1.08

Weighted average shares outstanding
Basic	31.9	31.9	31.9	31.9
Diluted	32.0	32.1	32.0	32.3

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Income from continuing operations as reported	$34.0	$33.5	$53.7	$35.1

Non-GAAP adjustments:
Restructuring expense	4.3	8.5	10.2	21.2
M&A related costs(1)	10.8	1.4	11.5	1.8
Impact on tax provision from restructuring expense(2)	(3.7)	(2.6)	(5.3)	(6.0)
Adjusted income from continuing operations	$45.4	$40.8	$70.1	$52.1

Income from continuing operations as reported	$34.0	$33.5	$53.7	$35.1
Total shares and dilutive securities	32.0	32.1	32.0	32.3
Diluted earnings per share from continuing operations	$1.06	$1.04	$1.68	$1.09

Adjusted income from continuing operations	$45.4	$40.8	$70.1	$52.1
Total shares and dilutive securities	32.0	32.1	32.0	32.3
Adjusted diluted earnings per share from continuing operations	$1.42	$1.27	$2.19	$1.61

(1)    Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(2) Impact on tax provision was calculated using the Company’s annual effective tax rate of 24.5% and 25.6% for June 30, 2019 and 2018, respectively.
The above table reports adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. We use these measures internally to make operating decisions and for the planning and forecasting of future periods, and therefore provide this information to investors because we believe it allows more meaningful period-to-period comparisons of our ongoing operating results, without the fluctuations in the amount of certain costs that do not reflect our underlying operating results.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
JBT FoodTech	$343.3	$361.6	$637.9	$665.2
JBT AeroTech	149.9	129.5	272.8	235.1
Other revenue and intercompany eliminations	$0.1	$0.2	$0.1	$0.2
Total revenue	$493.3	$491.3	$910.8	$900.5

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$51.3	$47.4	$90.0	$68.9
JBT FoodTech segment operating profit %	14.9%	13.1%	14.1%	10.4%

JBT AeroTech	17.9	14.7	28.0	22.6
JBT AeroTech segment operating profit %	11.9%	11.4%	10.3%	9.6%

Total segment operating profit(2)	69.2	62.1	118.0	91.5
Total segment operating profit %	14.0%	12.6%	13.0%	10.2%

Corporate expense(1)	17.9	11.4	30.8	22.2
Restructuring expense	4.3	8.5	10.2	21.2
Operating income	$47.0	$42.2	$77.0	$48.1
Operating income %	9.5%	8.6%	8.5%	5.3%

Other business segment information

	Three Months Ended June 30,		Six Months Ended June 30,
Inbound Orders	2019	2018	2019	2018
JBT FoodTech	$307.8	$349.9	$616.9	$670.6
JBT AeroTech	159.3	180.3	312.0	301.6
Other revenue and intercompany eliminations	$0.1	$0.1	$0.1	$0.1
Total inbound orders	$467.2	$530.3	$929.0	$972.3

			As of June 30,
			2019	2018
Order Backlog
JBT FoodTech			$418.9	$440.6
JBT AeroTech			350.6	330.7
Total order backlog			$769.5	$771.3

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense, pension expense other than service, and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,		As of July 29, 2019
	2019	2018	2019	2018	Outlook FY 2019

Net Income	$33.7	$33.6	$53.4	$34.8	$126.0 to $131.0

Loss (gain) from discontinued operations, net of taxes	0.3	(0.1)	0.3	0.3	~1.0

Income from continuing operations as reported	34.0	33.5	53.7	35.1	$127.0 to $132.0

Income tax provision	8.3	4.9	14.8	5.3	39.0 to 40.0
Interest expense, net	4.2	3.4	7.5	7.1	23.0 to 24.0
Depreciation and amortization	15.6	14.1	30.3	27.8	69.0 to 70.0

EBITDA	62.1	55.9	106.3	75.3	$258.0 to $265.0

Restructuring expense	4.3	8.5	10.2	21.2	12.0 to 15.0
Pension expense, other than service cost	0.5	0.4	1.0	0.6	~1.0
M&A related cost	10.8	1.4	11.5	1.8	~19.0

Adjusted EBITDA	$77.7	$66.2	$129.0	$98.9	$290.0 to $300.0

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended June 30, 2019
(In millions)	FoodTech	AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$51.3	$17.9	$(22.2)	$47.0
Restructuring expense	—	—	4.3	4.3
M&A related cost	4.9	0.6	5.3	10.8
Adjusted operating profit	56.2	18.5	(12.6)	62.1
Depreciation and amortization	13.7	1.2	0.7	15.6
Adjusted EBITDA	$69.9	$19.7	$(11.9)	$77.7

Revenue	$343.3	$149.9	$0.1	$493.3
Operating profit %	14.9%	11.9%		9.5%
Adjusted operating profit %	16.4%	12.3%		12.6%
Adjusted EBITDA %	20.3%	13.2%		15.8%

	Six Months Ended June 30, 2019
(In millions)	FoodTech	AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$90.0	$28.0	$(41.0)	$77.0
Restructuring expense	—	—	10.2	10.2
M&A related cost	5.3	0.9	5.3	11.5
Adjusted operating profit	95.3	28.9	(25.5)	98.7
Depreciation and amortization	26.6	2.2	1.5	30.3
Adjusted EBITDA	$121.9	$31.1	$(24.0)	$129.0

Revenue	$637.9	$272.8	$0.1	$910.8
Operating profit %	14.1%	10.3%		8.5%
Adjusted operating profit %	14.9%	10.6%		10.8%
Adjusted EBITDA %	19.1%	11.4%		14.2%

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING PROFIT TO ADJUSTED EBITDA BY SEGMENT
(Unaudited and in millions)

	Three Months Ended June 30, 2018
(In millions)	FoodTech	AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$47.4	$14.7	$(19.9)	$42.2
Restructuring expense	—	—	8.5	8.5
M&A related cost	1.4	—	—	1.4
Adjusted operating profit	48.8	14.7	(11.4)	52.1
Depreciation and amortization	12.7	0.8	0.6	14.1
Adjusted EBITDA	$61.5	$15.5	$(10.8)	$66.2

Revenue	$361.6	$129.5	$0.2	$491.3
Operating profit %	13.1%	11.4%		8.6%
Adjusted operating profit %	13.5%	11.4%		10.6%
Adjusted EBITDA %	17.0%	11.9%		13.5%

	Six Months Ended June 30, 2018
(In millions)	FoodTech	AeroTech	Corporate (Unallocated)	Consolidated
Operating profit	$68.9	$22.6	$(43.4)	$48.1
Restructuring expense	—	—	21.2	21.2
M&A related cost	1.8	—	—	1.8
Adjusted operating profit	70.7	22.6	(22.2)	71.1
Depreciation and amortization	25.2	1.5	1.1	27.8
Adjusted EBITDA	$95.9	$24.1	$(21.1)	$98.9

Revenue	$665.2	$235.1	$0.2	$900.5
Operating profit %	10.4%	9.6%		5.3%
Adjusted operating profit %	10.6%	9.6%		7.9%
Adjusted EBITDA %	14.4%	10.3%		11.0%

Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

The above table reports EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Given the Company’s focus on growth through acquisitions, management believes EBITDA facilitates an evaluation of business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	June 30,	December 31,
	2019	2018

Cash and cash equivalents	$39.1	$43.0
Trade receivables, net	357.3	323.7
Inventories	260.4	206.1
Other current assets	58.6	45.7
Total current assets	715.4	618.5

Property, plant and equipment, net	265.4	239.7
Other assets	931.5	584.3
Total assets	$1,912.3	$1,442.5

Short-term debt and current portion of long-term debt	$2.9	$0.5
Accounts payable, trade and other	189.1	191.2
Advance and progress payments	124.6	145.8
Other current liabilities	167.4	147.8
Total current liabilities	484.0	485.3

Long-term debt, less current portion	771.5	387.1

Accrued pension and other postretirement benefits, less current portion	68.0	72.5
Other liabilities	88.8	40.7

Common stock and additional paid-in capital	225.2	226.9
Retained earnings	463.7	416.5
Accumulated other comprehensive loss	(188.9)	(186.5)
Total stockholders' equity	500.0	456.9
Total liabilities and stockholders' equity	$1,912.3	$1,442.5

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Six Months Ended June 30,
	2019	2018

Cash flows from operating activities:
Income from continuing operations	$53.7	$35.1

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	30.3	27.8
Other	7.8	(0.2)

Changes in operating assets and liabilities:
Trade accounts receivable, net	(4.3)	(23.7)
Inventories	(13.8)	(47.2)
Accounts payable, trade and other	(36.0)	9.2
Advance and progress payments	(34.5)	55.5
Other - assets and liabilities, net	9.9	(41.4)

Cash provided by continuing operating activities	13.1	15.1

Cash required by discontinued operating activities	(0.1)	(0.6)

Cash provided by operating activities	13.0	14.5

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(367.8)	(18.8)
Capital expenditures	(17.8)	(18.7)
Other	0.6	1.2

Cash required by investing activities	(385.0)	(36.3)

Cash flows provided by financing activities:
Net proceeds on credit facilities	384.0	55.1
Dividends	(6.3)	(6.6)
Other	(10.0)	(22.6)

Cash provided by financing activities	367.7	25.9

Effect of foreign exchange rate changes on cash and cash equivalents	0.4	(1.8)

(Decrease) increase in cash and cash equivalents	(3.9)	2.3

Cash and cash equivalents, beginning of period	43.0	34.0

Cash and cash equivalents, end of period	$39.1	$36.3

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(Unaudited and in millions)

	Six Months Ended June 30,
	2019	2018

Cash provided (required) by continuing operating activities	$13.1	$15.1
Less: capital expenditures	17.8	18.7
Plus: proceeds from sale of fixed assets	0.6	1.2
Plus: pension contributions	3.1	10.6
Free cash flow (FCF)	$(1.0)	$8.2

The above table reports Free cash flow, which is a non-GAAP financial measure. We use Free cash flow internally as a key indicator of our liquidity and ability to service debt, invest in business combinations, and return money to shareholders and believe this information is useful to investors because it provides an understanding of the cash available to fund these initiatives. For Free cash flow purposes we consider contributions to pension plans to more comparable to payment of debt, and therefore excluded these contributions from the calculation of Free cash flow.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance
	Q3 2019	Full Year 2019

Diluted earnings per share from continuing operations	$0.90 - $0.95	$3.95 - $4.15

Non-GAAP adjustments:
Restructuring expense (1)	0.07	0.40
M&A related costs(2)	0.14	0.60

Impact on tax provision from Non-GAAP adjustments(3)	(0.06)	(0.25)

Adjusted diluted earnings per share from continuing operations	$1.05 - $1.10	$4.70 - $4.90

(1) Restructuring expense is estimated to be approximately $2 million for Q3 and $12 - 15 million for full year 2019. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share.

(2) M&A related costs are estimated to be between $4 - 5 million for Q3 and approximately $19 million for full year 2019. The mid-point amount has been divided by our estimate of 32.1 million total shares and dilutive securities to derive earnings per share. Beginning in the first quarter of 2019, we changed our presentation of non-GAAP measures to exclude M&A related costs, specifically amortization of inventory step up, integration costs, and transaction expenses. We evaluate operational performance and operating trends after excluding certain expenses incurred to fulfill our acquisition strategy. M&A related costs are excluded from the prior year results to conform to the current year presentation.

(3) Impact on tax provision was calculated using the Company's effective tax rate of approximately 25%.

JBT CORPORATION
ADJUSTMENTS DUE TO ASC 606 BY SEGMENT FOR FISCAL YEAR 2018
(Unaudited and in millions)
	As reported
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$303.6	$361.6	$332.5	$363.7	$1,361.4
JBT AeroTech	105.6	129.5	149.5	173.5	558.1
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$409.2	$491.3	$481.9	$537.3	$1,919.7

Segment operating profit
JBT FoodTech	$21.5	$47.4	$41.9	$58.7	$169.5
JBT AeroTech	7.9	14.7	17.6	23.9	64.1
Total segment operating profit	$29.4	$62.1	$59.5	$82.6	$233.6

	Adjustments due to ASC 606
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$(51.6)	$(28.0)	$(18.2)	$(15.8)	$(113.6)
JBT AeroTech	1.1	(3.6)	0.4	(11.4)	(13.5)
Other revenue and intercompany eliminations	—	—	—	—	—
Total revenue	$(50.5)	$(31.6)	$(17.8)	$(27.2)	$(127.1)

Segment operating profit
JBT FoodTech	$(13.1)	$(6.0)	$(3.7)	$(1.2)	$(24.0)
JBT AeroTech	0.1	(1.4)	(0.4)	(2.0)	(3.7)
Total segment operating profit	$(13.0)	$(7.4)	$(4.1)	$(3.2)	$(27.7)

	Amounts without adoption
					Year-to-Date
	Q1	Q2	Q3	Q4	December 31, 2018
Revenue
JBT FoodTech	$252.0	$333.6	$314.3	$347.9	$1,247.8
JBT AeroTech	106.7	125.9	149.9	162.1	544.6
Other revenue and intercompany eliminations	—	0.2	(0.1)	0.1	0.2
Total revenue	$358.7	$459.7	$464.1	$510.1	$1,792.6

Segment operating profit
JBT FoodTech	$8.4	$41.4	$38.2	$57.5	$145.5
JBT AeroTech	8.0	13.3	17.2	21.9	60.4
Total segment operating profit	$16.4	$54.7	$55.4	$79.4	$205.9